Exhibit 1.1

Execution Version

QVC, Inc.

$500,000,000

4.375% Senior Secured Notes due 2028

UNDERWRITING AGREEMENT

August 13, 2020

BofA Securities, Inc.

J.P. Morgan Securities LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

TD Securities (USA) LLC

Truist Securities, Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

UBS Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

August 13, 2020

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

as Representatives for each of the several Underwriters

listed on Schedule I hereto

c/o BOFA SECURITIES, INC.

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

QVC, Inc., a Delaware corporation (the “Company”), an indirect wholly owned subsidiary of Qurate Retail, Inc., a Delaware corporation (the “Parent”), proposes to issue and sell to the several underwriters named in Schedule I hereto (together, the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule I of $500,000,000 aggregate principal amount of the Company’s 4.375% Senior Secured Notes due 2028 (the “Notes”). BofA Securities, Inc. and J.P. Morgan Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes, which will be unconditionally guaranteed as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Company named in Schedule II hereto (each, a “Guarantor,” and collectively, the “Guarantors”).

The Notes will be secured by a first priority security interest in the QRTEA Collateral (as defined below). On the Closing Date (as defined in Section 2), Qurate Retail Group, Inc. (the “Parent Pledgor,” and together with the Company and the Guarantors, the “Credit Parties” and each, a “Credit Party”) will enter into a further amended and restated Pledge Agreement (the “Pledge Agreement”) with respect to the “Collateral” as defined therein (the “QRTEA Collateral”) in favor of J.P. Morgan Chase Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Trustee (as defined below), the holders of the Notes and the other secured parties thereunder.

The Notes will be issued pursuant to an indenture dated as of September 13, 2018 (the “Base Indenture”), as supplemented by the supplemental indenture, dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary. This Agreement, the Indenture, the Notes, the Guarantees and the Pledge Agreement are hereinafter collectively referred to as the “Transaction Documents,” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-233799), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the Company’s registration statement on Form S-3 (File No. 333-244803) filed pursuant to Rule 462(b) under the Securities Act, and the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act but excluding any Form T-1, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the Company. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 3:15 p.m., New York City time, on August 13, 2020 (the “Initial Sale Time”); provided, however, that no representation or warranty included in any exhibit to any such incorporated document, other than the representations and warranties contained herein, is deemed to be made to you. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

1.            Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a)          The Company meets the requirements for use of Form S-3 under the Securities Act for an offering of the Notes. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(b)          At the time the Registration Statement became effective and as of the Initial Sale Time and as of the Closing Date (as defined in Section 2), the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(c)           Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated August 12, 2020, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein as specified in Section 6(b). The statistical and industry data included in the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(e)           The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any statement or omission that shall have been superseded or modified in either (i) a document subsequently filed with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus or (ii) the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus.

(f)           (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(g)           There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h)           No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(i)           The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(j)           The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business or (ii) the ability of the Company or any Guarantor to perform its obligations under the Notes or the Pledge Agreement.

(k)           The Company and each of its subsidiaries has full power (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package; and the Company and each Guarantor has full power (corporate and other) to enter into the Transaction Documents, and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(l)            The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(m)          Each subsidiary of the Company has been duly incorporated, formed or organized, as applicable, is validly existing as a corporation, limited liability company, limited partnership or foreign entity, as applicable, is in good standing under the laws of the jurisdiction of its incorporation, formation or organization, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interest, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or through wholly-owned subsidiaries by the Company except as set forth in Schedule III hereto, free and clear of all liens, encumbrances, equities or claims, subject to liens permitted by the lien covenant described under the caption “Description of Notes — Certain Covenants— Limitation on Liens” in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “Permitted Liens”).

(n)          No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in the Shareholders Agreement dated June 12, 2000 between QVC UK Holdings Limited and Mitsui & Co. LTD., as amended, and except as provided by applicable laws or regulations, by the respective indentures governing the existing notes (as defined in the Preliminary Prospectus and the Prospectus)), by the Indenture, by the Fourth Amended and Restated Credit Agreement, dated as of December 31, 2018, by and among the Company and Zulily LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto, or as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(o)          Except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(p)          KPMG LLP, who has certified the audited financial statements incorporated by reference in the Disclosure Package and the Prospectus and delivered its report with respect to the audited financial statements incorporated by reference in the Disclosure Package and the Prospectus, is an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(q)          The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The selected financial data included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)           Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, (i) none of the Company and its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, in each case except as disclosed in the Disclosure Package and the Prospectus.

(s)           Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)           The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(u)          This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(v)          The Indenture has been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor, and will (assuming due authorization, execution and delivery thereof by the Trustee) constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.

(w)         The Pledge Agreement has been duly authorized by the Parent Pledgor and, on the Closing Date, will have been duly executed and delivered by the Parent Pledgor, and will constitute the legal, valid and binding obligation of the Parent Pledgor, enforceable against the Parent Pledgor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.

(x)          The Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and when authenticated by the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered to and paid for by the Underwriters as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture; each Guarantee has been duly authorized by the applicable Guarantor and, on the Closing Date, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors enforceable against such Guarantor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture.

(y)          The security interest created under the Pledge Agreement will constitute (as of the Closing Date) a fully perfected security interest in all right, title and interest of the Parent Pledgor in favor of the Collateral Agent for the benefit of the Trustee and the other secured parties in the QRTEA Collateral, as security for the Obligations (as defined in the Pledge Agreement), in each case prior and superior in right to any person (except Permitted Liens).

(z)          The execution, delivery and performance by each Credit Party, as applicable, of this Agreement and the other Transaction Documents, as applicable, the issuance and sale of the Notes and the compliance by each Credit Party, as applicable, with all of the provisions of the Notes, the Guarantees, the Indenture and the Pledge Agreement, as applicable, and the consummation of the transactions contemplated hereby and thereby does not and will not, as applicable, (i) conflict with, result in a breach or violation of, or constitute a default under, (a) any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which such Credit Party is a party or by which such Credit Party is bound or any of its properties are subject, (b) the certificate of incorporation or evidence of formation or by-laws or similar organizational document of such Credit Party, or (c) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to such Credit Party except, in the case of clauses (i)(a) and (i)(c), as would not reasonably be expected to result in a Material Adverse Effect, or (ii) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over such Credit Party, except (a) such as have been already obtained or will be obtained prior to the Closing Date, (b) such as may be required under the Securities Act, the Trust Indenture Act or state securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and (c) such as may be required by the New York Stock Exchange (“NYSE”) and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(aa)        All the capital stock of any corporation to be pledged by the Parent Pledgor on or before the date hereof under the Pledge Agreement is certificated and exists as of the date hereof.

(bb)        No legal or governmental proceedings, arbitrations or investigations are pending or threatened to which the Company, any of its subsidiaries or the Parent Pledgor are a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the Disclosure Package and the Prospectus and such proceedings or investigations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)        There are no relationships, direct or indirect, between or among the Company or any of its subsidiaries, on the one hand, and the respective directors, officers, stockholders, customers or suppliers of the Credit Parties, or any of their affiliates, on the other hand, that would be required by Regulation S-K Item 404 to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus; and there are no contracts or other documents (other than any compensatory plan, agreement, contract or arrangement (whether or not written) with any executive officer of the Company) that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(dd)       The Company and each Guarantor is not now nor, after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Registration Statement, the Preliminary Prospectus and the Prospectus, will it be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(ee)        The Company and its subsidiaries have not sustained, since the date of the latest audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus or incorporated by reference therein (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, since such date, there has not occurred any change or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)         The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of Notes,” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees, the Indenture and the Pledge Agreement, and under the captions “Description of Other Indebtedness” and “Certain U.S. Federal Income and Estate Tax Consequences,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.

(gg)       The Company and its subsidiaries have good and marketable title in fee simple to all items of material real property and good and marketable title to all material personal property owned by each of them except as set forth in the Disclosure Package and the Prospectus, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except for the Permitted Liens. Any material property leased by the Company and its subsidiaries is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder.

(hh)       No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to meet the minimum funding standard under Section 412 of the Code Section or 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred within the six preceding calendar years, currently exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of its subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any of its subsidiaries has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(ii)          Except as disclosed in the Disclosure Package and the Prospectus, no labor disturbance with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or is threatened and, to the Company’s knowledge, there are not any existing, imminent or threatened labor disturbance by the employees of any of their respective principal suppliers, manufacturers, that in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)          Except as disclosed in the Disclosure Package and the Prospectus, no proceedings for the merger, consolidation, liquidation or dissolution of the Company or any Guarantor or the sale of all or a material part of the assets of the Company and its subsidiaries or any material acquisition by the Company or any of its subsidiaries are pending or contemplated.

(kk)        The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except in each case where such conflict or claim of infringement would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(ll)          The Company and each of its subsidiaries carry insurance against such losses and risks and in such amounts and with such deductibles as are prudent and customary for companies in the business in which it is engaged; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)      The Company and each of its subsidiaries has complied in all material respects with all laws, ordinances, regulations and orders applicable to the Company and its subsidiaries, and their respective businesses, and none of the Company or any of its subsidiaries has received any notice to the contrary; and each of the Company and its subsidiaries and each Guarantor possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), including, without limitation, the Federal Trade Commission and Federal Communications Commission and each other federal, state and local agency the regulations of which are applicable to the business or products of the Company and its subsidiaries; except in each case where failure to so comply with such laws, ordinances, regulations and orders or to possess such License would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The material Licenses are in full force and effect and no proceeding has been instituted or, to the Company’s knowledge, is threatened or contemplated which in any material respect affects or calls into question the validity or effectiveness thereof. The Licenses contain no restrictions, except for restrictions applicable to the retail industry generally or the television programming industry generally, that are materially burdensome to the Company and its subsidiaries.

(nn)       The operation of the business of the Company and its subsidiaries in the manner and to the extent now operated as described in the Disclosure Package and the Prospectus is in accordance with the Licenses and all orders, rules and regulations of the Agencies in all material respects, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any necessary Licenses or which might result in any other impairment of the rights of the Company therein or thereunder in each case, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and each of its subsidiaries and each Guarantor is in compliance in all material respects with all statutes, orders, rules and regulations of the Agencies relating to or affecting its operations.

(oo)       There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(qq)         There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(rr)           (i) The Company and its subsidiaries are in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (collectively, “Environmental Laws”);

(ii)            The Company and each of its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (collectively, “Environmental Permits”);

(iii)           There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of the Company and its subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit; and

(iv)          There are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and each of its subsidiaries or any business, assets or properties formerly leased, operated or owned by the Company or any of its subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which are reasonably expected to give rise to (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (C) liabilities or obligations incurred by the Company or its subsidiaries to comply with any Environmental Law; or (D) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)         (i) No Credit Party is in violation of its certificate of incorporation, certificate of formation or its by-laws, or similar organizational document, and (ii) no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which such Credit Party is a party or by which such Credit Party is bound or to which any of its respective properties are subject, except, in the case of this clause (ii) for any such default, breach or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)           The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed (taking into account valid extensions) and has paid all taxes including any applicable interest and penalties required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (1) any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries maintains reserves that are adequate (in accordance with GAAP) in all material respects and (2) any such failure to file or pay that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu)         Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will be, an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(vv)         None of the Company or any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(ww)       None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xx)            There are, and during the last 12 months there have been, no material disputes between the Company and any of its ten largest suppliers (as measured by dollar volume of goods purchased by the Company and its subsidiaries) (collectively, “Material Suppliers”). To the knowledge of the Company, the relations of the Company and its subsidiaries with its Material Suppliers are good, and the Company has received no notice, and is not otherwise aware, of any anticipated dispute with any of its Material Suppliers, or that any Material Supplier intends to cease or reduce its supply to the Company.

(yy)         Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

(zz)          There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

(aaa)       Neither the Company nor any of its subsidiaries, nor any director or officer nor, to the knowledge of the Company and each of the Guarantors, any agent, employee of the Company or any of its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bbb)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(ccc)        Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company or any of the Guarantors, any agent, employee of the Company or any of its subsidiaries, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ddd)      As of the Closing Date, the representations and warranties of the Parent Pledgor under the Pledge Agreement are true and correct.

(eee)        Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and all data processed or stored (including all such personal, personally identifiable, sensitive, confidential or regulated data) (“Personal Data”) in connection with their businesses. Except as would not reasonably be expected to result in a Material Adverse Effect, there have been no breaches, violations, outages or unauthorized uses of or accesses to the IT Systems and Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any material incidents under internal review or investigation relating to the same. The Company and its subsidiaries are in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or their counsel shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Underwriters as to the matters covered thereby.

2.             Purchase, Sale and Delivery of the Notes.

(a)            On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto (plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof) at a purchase price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from August 13, 2020 to the Closing Date (the “Purchase Price”). One or more certificates in definitive form or global form, as instructed by the Representatives for the Notes that the Underwriters have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the transfer of the Notes, if any, to the Underwriters duly paid, against payment by or on behalf of the Underwriters of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel llp (“Counsel for the Underwriters”), 32 Old Slip, New York, New York 10005 at 10:00 A.M., New York City time, on August 20, 2020, or at such other place, time or date as the Representatives and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date”. Delivery of the Notes shall be made through the facilities of the Depositary unless the Representatives shall otherwise instruct. The Company will make such certificate or certificates for the Notes available for examination by the Underwriters at the offices of Counsel for the Underwriters not later than 10:00 A.M., New York City time on the business day prior to the Closing Date.

(b)           [Reserved]

(c)            The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)            The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company or the Guarantors with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, no Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3.             Covenants of the Company. The Company covenants and agrees with the Underwriters that:

(a)            The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably practicable.

(b)            During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of Counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Company Additional Written Communication or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or Counsel for the Underwriters shall reasonably object.

(c)            The Company will prepare the Preliminary Prospectus, any Company Additional Written Communication, any Issuer Free Writing Prospectus and the Prospectus in the form approved by the Representatives and during the Prospectus Delivery Period will not amend or supplement the Preliminary Prospectus, any Company Additional Written Communication, any Issuer Free Writing Prospectus and the Prospectus (including by filing documents under the Exchange Act which are incorporated by reference therein) without first furnishing to the Representatives a copy of such proposed amendment, supplement or filing and will not use or file any amendment or supplement to which the Representatives may object.

(d)            The Company has furnished or will deliver to the Representatives and Counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            The Company will furnish to the Underwriters and to Counsel for the Underwriters concurrently with the Execution Time and during the Prospectus Delivery Period, without charge, as many copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto as they reasonably may request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (i) notify the Representatives of any such event, development or condition and (ii) promptly prepare and file with the Commission, subject to paragraph 3(b) above, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(g)            The Company shall (i) cooperate with the Representatives and Counsel for the Underwriters to qualify or register the Notes and the Guarantees for sale by the Underwriters under (or obtain exemptions from the application of) the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and (ii) shall comply with such laws and shall maintain and continue such qualifications, registrations and exemptions in effect so long as required for the sale or distribution of the Notes by the Underwriters; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will advise the Representatives promptly of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(h)            During the Prospectus Delivery Period, the Company will deliver to the Underwriters such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Underwriters as to the nature of such information or event. The Company will likewise notify the Underwriters of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Section 3(a)(62) under the Exchange Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement.

(i)            The Company and the Parent will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(j)            During the Prospectus Delivery Period, neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(k)            During the Prospectus Delivery Period, the Company and its subsidiaries will conduct its operations in a manner that will not subject the Company or any subsidiary to registration as an investment company under the Investment Company Act.

(l)             For the period from the date hereof until the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

(m)           [Reserved]

(n)           The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(o)           During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and NYSE all reports and documents required to be filed under the Exchange Act.

(p)           The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(q)           The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. During the Prospectus Delivery Period, the Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in paragraph (p) above.

(r)            During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s)            As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

4.             Expenses.

(a)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors shall pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of the Registration Statement, Preliminary Prospectus, any Company Additional Written Communication, any Issuer Free Writing Prospectus and the Prospectus and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement, the Notes, the Guarantees and the Pledge Agreement, including all printing costs associated therewith, and the delivery of copies thereof to the Underwriters, in the quantities reasonably requested by the Underwriters, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Notes, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives (including the Underwriters) and officers of the Company and any such consultants, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 4. It is understood, however, that except as provided in this Section 4 and Section 6 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(b)            If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 8 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

5.             Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, in each case as of the date hereof, as of the Initial Sale Time and as of the Closing Date (as if made on and as of the Closing Date), to the accuracy of the statements of the officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of the covenants and agreements hereunder and to the following additional conditions:

(a)            No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)            If the Registration Statement and/or the offering of the Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(c)            The Underwriters shall have received an opinion, dated the Closing Date, of Baker Botts L.L.P., counsel for the Company, in substantially the form of Exhibit A hereto.

(d)            The Underwriters shall have received an opinion, dated the Closing Date, of Womble Bond Dickinson, North Carolina local counsel for the Company, in form and substance reasonably acceptable to the Underwriters.

(e)            The Underwriters shall have received an opinion, dated the Closing Date, of Jackson Walker L.L.P., Texas local counsel for the Company, in form and substance reasonably acceptable to the Underwriters.

(f)            The Underwriters shall have received an opinion and negative assurance letter, dated the Closing Date, of Cahill Gordon & Reindel llp, Counsel for the Underwriters, with respect to the issuance and sale of the Notes and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(g)            The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and Counsel for the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus or incorporated by reference therein; provided that the letter shall use a “cut-off date” within three days of the date of such letter and that their procedures, shall extend to financial information in the Registration Statement, the Preliminary Prospectus and the Prospectus (including any financial information incorporated by reference therein) not contained in such document. References to the Registration Statement, the Preliminary Prospectus or the Prospectus in this paragraph (g) with respect to either letter referred to above shall include any amendment or supplement to such document at the date of such letter.

(h)           (i) None of the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Credit Parties, whether or not in the ordinary course of business, otherwise than as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale and delivery of the Notes on the terms and in the manner described in the Registration Statement, the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(i)            The Underwriters shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Underwriters, of the Chief Executive Officer and the Chief Financial Officer of the Company as to the accuracy of the representations and warranties of the Company in this Agreement at and as of the Closing Date; that the Credit Parties have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission; and as to the matters set forth in Section 5(h) hereof.

(j)            Subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Company’s other debt by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Notes or any of the Company’s other debt or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

(k)           Subsequent to the date hereof, there shall not have been any decrease in the rating of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Company or any of its subsidiaries or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Company or any of the subsidiaries.

(l)            The Notes shall be eligible for clearance and settlement through The Depository Trust Company, Clearstream Banking and the Euroclear System.

(m)           On or before the Closing Date, the Representatives and Counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(n)           The Underwriters shall have received a counterpart of the Pledge Agreement that shall have been executed and delivered by a duly authorized officer of the Parent Pledgor and by the Collateral Agent.

6.             Indemnification and Contribution.

(a)            The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Underwriter and each such other person for any reasonable legal or other expenses incurred by such Underwriter or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein as set forth in Section 6(b) hereof.

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls any of the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein as set forth in this Section 6(b) and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any reasonable legal or other expenses incurred by the Company or the Guarantors or other such person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second and third sentences of the fifth paragraph, the ninth paragraph, the tenth paragraph and the eleventh paragraph under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by any person to whom indemnity may be available under this Section 6 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 6 (the “indemnifying party”), use commercially reasonable efforts to promptly notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under Sections 6(a) and (b) above. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, unless representation of all such indemnified parties would create an actual or potential conflict of interest. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (such approval not to be unreasonably withheld or delayed), such indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date such settlement is entered into. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

(d)            (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Underwriters, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company in connection with the purchase of the Notes hereunder as set forth in the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Underwriters, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by such Underwriter from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 6(a) hereof shall have the same rights to contribution as such Underwriter, and each director or officer of the Company or any Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

(e)           The obligations of the Company and the Guarantors under this Section 6 shall be in addition to any obligations or liabilities which the Company and the Guarantors may otherwise have and the obligations of the respective Underwriters under this Section 6 shall be in addition to any obligations or liabilities which the Underwriters may otherwise have.

7.            Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, their respective officers or directors or any controlling person referred to in Section 6 hereof or any Underwriter and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 4 and 6 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

8.            Termination.

(a)            The Representatives may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the NYSE, (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) a banking moratorium shall have been declared by New York, North Carolina or United States authorities or (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets or the international financial markets that, in the case of any event described in this clause (v), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus, exclusive of any amendment or supplement thereto, or to enforce contracts for the sale of securities.

(b)           Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof.

9.            Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters shall be obligated to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Underwriters in Schedule I hereto; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10 % of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Underwriter shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Underwriters, or those other purchasers satisfactory to the Underwriters who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the foregoing maximums are exceeded and the non-defaulting Underwriters or other Underwriters satisfactory to the Underwriters do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, the Company or the Representatives may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Company or Counsel for the Underwriters, may be necessary.

10.            Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: High Yield Legal Department, Facsimile: 212-901-7897 and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor, with a copy (which shall not constitute notice) to Cahill Gordon & Reindel llp, 32 Old Slip, New York, New York 10005, Attention: James J. Clark and William J. Miller, and, if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at QVC, Inc., Studio Park, 1200 Wilson Drive, MC 203, West Chester, Pennsylvania 19380, Attention: General Counsel, with a copy to Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, Attention: Samantha Crispin and Adorys Velazquez.

11.            Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Underwriters, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 6 hereof shall also be for the benefit of the affiliates, officers and directors of the Underwriters and any person or persons who control any Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 6 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor to such Underwriter because of such purchase.

12.            Applicable Law. This Agreement shall be governed by the laws of the State of New York.

13.           Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)            All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and each party hereby consents to the jurisdiction of such courts.

(b)            Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 10 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

(c)            Each party hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each party agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.

14.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

15.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.          USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Underwriters.

Very truly yours,

QVC, INC.

By:	/s/ JEFFREY A. DAVIS

	Name:	Jeffrey A. Davis
	Title:	Executive Vice President

AFFILIATE INVESTMENT, INC.

By:	/s/ ROBERT D. SMITH

	Name:	Robert D. Smith
	Title:	President

AFFILIATE RELATIONS HOLDINGS, INC.

By:	/s/ ROBERT D. SMITH

	Name:	Robert D. Smith
	Title:	President

AMI 2, INC.

By:	/s/ ROBERT D. SMITH

	Name:	Robert D. Smith
	Title:	President

[Signature Page to the Underwriting Agreement]

ER MARKS, INC.

By:	/s/ ROBERT D. SMITH

	Name:	Robert D. Smith
	Title:	President

QVC GLOBAL HOLDINGS I, INC.

By:	/s/ JEFFREY A. DAVIS

	Name:	Jeffrey A. Davis
	Title:	Executive Vice President

QVC GLOBAL HOLDINGS II, INC.

By:	/s/ JEFFREY A. DAVIS

	Name:	Jeffrey A. Davis
	Title:	Executive Vice President

QVC ROCKY MOUNT, INC.

By:	/s/ JEFFREY A. DAVIS

	Name:	Jeffrey A. Davis
	Title:	Executive Vice President

QVC SAN ANTONIO, LLC

By:	/s/ JEFFREY A. DAVIS

	Name:	Jeffrey A. Davis
	Title:	Executive Vice President

[Signature Page to the Underwriting Agreement]

QVC DEUTSCHLAND GP, INC.

By:	/s/ JEFFREY A. DAVIS

	Name:	Jeffrey A. Davis
	Title:	Executive Vice President

HSN, INC.

By:	/s/ JOHN F. MISKO

	Name:	John F. Misko
	Title:	Senior Vice President,Corporate Finance

HSNi, LLC

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

HSN HOLDING LLC

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

AST SUB, INC.

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

[Signature Page to the Underwriting Agreement]

HOME SHOPPING NETWORK EN ESPANOL, L.L.C.

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

HOME SHOPPING NETWORK EN ESPANOL, L.P.

By: HOME SHOPPING NETWORK EN

ESPANOL, L.L.C., its general partner

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

H.O.T. NETWORKS HOLDINGS (DELAWARE) LLC

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

HSN OF NEVADA LLC

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

INGENIOUS DESIGNS LLC

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

[Signature Page to the Underwriting Agreement]

NLG MERGER CORP.

By:	/s/ JOHN F. MISKO

	Name:	John F. Misko
	Title:	President

VENTANA TELEVISION, INC.

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

VENTANA TELEVISION HOLDINGS, INC.

By:	/s/ MICHAEL FITZHARRIS

	Name:	Michael Fitzharris
	Title:	President

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof.

BOFA SECURITIES, INC.

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto

By:	/s/ BRYAN DOBROVOLSKI
Name:	Bryan Dobrovolski
Title:	Director

[Signature Page to the Underwriting Agreement]

j.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto

By:	/s/ THOMAS A. JACKSON JR.
Name:	Thomas A. Jackson Jr.
Title:	Executive Director

[Signature Page to the Underwriting Agreement]

EXHIBIT A

FORM OF OPINION OF BAKER BOTTS L.L.P.

[Provided under separate cover]

Ex. A-31

EXHIBIT B

FORM OF FINAL TERM SHEET

[Attached]

Filed pursuant to Rule 433

Issuer Free Writing Prospectus dated August 13, 2020

Relating to Preliminary Prospectus Supplement dated August 12, 2020
Registration Statement No. 333-233799

Registration Statement No. 333-244803

QVC, INC.

$500,000,000 4.375% SENIOR SECURED NOTES DUE 2028

FINAL TERM SHEET
August 13, 2020

Issuer:	QVC, Inc.

Guarantors:	Affiliate Investment, Inc.
Affiliate Relations Holdings, Inc.
AMI 2, Inc.
AST Sub, Inc.
ER Marks, Inc.
Home Shopping Network En Espanol, L.L.C.
Home Shopping Network En Espanol, L.P.
H.O.T. Networks Holdings (Delaware) LLC
HSN, Inc.
HSNi, LLC
HSN Holding LLC
HSN of Nevada LLC
Ingenious Designs LLC
NLG Merger Corp.
QVC Deutschland GP, Inc.
QVC Rocky Mount, Inc.
QVC San Antonio, LLC
QVC Global Holdings I, Inc.
QVC Global Holdings II, Inc.
Ventana Television Holdings, Inc.
Ventana Television, Inc.

Securities:	4.375% Senior Secured Notes due 2028 (the “Notes”)

Type:	SEC Registered

Size:	$500,000,000

Maturity:	September 1, 2028

Coupon (Interest Rate):	4.375%, paid semiannually in arrears

Interest Payment Dates:	March 1 and September 1 of each year, commencing March 1, 2021. Interest on the Notes will accrue from August 20, 2020.

1

Redemption Provision:	The notes will be redeemable at the Issuer’s election, in whole or in part at any time upon not less than 15 nor more than 60 days’ notice. The redemption price for the notes that are redeemed before the date that is three months prior to maturity of the notes will be equal to the greater of: (i) 100% of the aggregate principal amount of the notes to be redeemed, or (ii) as determined by an Independent Investment Banker, the sum of the present values of (a) the remaining scheduled payments of principal and (b) all required interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) to the date that is three months prior to maturity discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of (i) or (ii) above, accrued and unpaid interest to the date of redemption on the notes to be redeemed. The redemption price for the notes that are redeemed on or after the date that is three months prior to the maturity date will be equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a “make-whole” premium.

Price to Public:	100.000% plus accrued interest, if any, from August 20, 2020

Trade Date:	August 13, 2020

Settlement Date*:	August 20, 2020

Issue Ratings	Ba2/BB+/BBB-
(Moody’s/S&P/Fitch)**:

Lead Book-Running Managers:	BofA Securities, Inc.
J.P. Morgan Securities LLC

Joint Book-running Managers:	BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
TD Securities (USA) LLC
Truist Securities, Inc.

2

Senior Co-Managers:	Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
UBS Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

CUSIP/ISIN:	747262AZ6 / US747262AZ65

*Note: Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Terms used but not defined herein shall have the meanings set forth in the issuer’s preliminary prospectus supplement dated August 12, 2020.

Other information (including financial information) presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the information contained herein.

The issuer has filed a registration statement (including a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, BofA Securities can arrange to send you the prospectus supplement and prospectus if you request it by calling or e-mailing BofA Securities at 1-800-294-1322 or dg.prospectus_requests@bofa.com.

3

SCHEDULE I

NOTES

Underwriter	Aggregate Principal Amount of Notes To Be Purchased from the Company
BofA Securities, Inc.	$132,000,000
J.P. Morgan Securities LLC	$80,000,000
BNP Paribas Securities Corp.	$24,000,000
Citigroup Global Markets Inc.	$24,000,000
Credit Agricole Securities (USA) Inc.	$24,000,000
Credit Suisse Securities (USA) LLC	$24,000,000
Goldman Sachs & Co. LLC	$24,000,000
Mizuho Securities USA LLC	$24,000,000
TD Securities (USA) LLC	$24,000,000
Truist Securities, Inc.	$24,000,000
Deutsche Bank Securities Inc.	$12,000,000
Morgan Stanley & Co. LLC	$12,000,000
MUFG Securities Americas Inc.	$12,000,000
RBC Capital Markets, LLC	$12,000,000
Scotia Capital (USA) Inc.	$12,000,000
UBS Securities LLC	$12,000,000
U.S. Bancorp Investments, Inc.	$12,000,000
Wells Fargo Securities, LLC	$12,000,000
Total	$500,000,000

SCHEDULE II

GUARANTORS

•	Affiliate Investment, Inc.

•	Affiliate Relations Holdings, Inc.

•	AMI 2, Inc.

•	ER Marks, Inc.

•	QVC Global Holdings I, Inc.

•	QVC Global Holdings II, Inc.

•	QVC Rocky Mount, Inc.

•	QVC San Antonio, LLC

•	QVC Deutschland GP, Inc.

•	HSN, Inc.

•	HSNi, LLC

•	HSN Holding LLC

•	AST Sub, Inc.

•	Home Shopping Network En Espanol, L.L.C.

•	Home Shopping Network En Espanol, L.P.

•	H.O.T. Networks Holdings (Delaware) LLC

•	HSN of Nevada LLC

•	Ingenious Designs LLC

•	NLG Merger Corp.

•	Ventana Television, Inc.

•	Ventana Television Holdings, Inc.

SCHEDULE III

The Company owns less than all of the issued shares of capital stock of the following subsidiaries:

Name of subsidiary	Percentage of ownership interests owned

QVC Japan, Inc.	60%

QVC Satellite, Inc.	100% held by QVC Japan, Inc.

RQ Holdings Corp.	50%

ANNEX I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated August 13, 2020 in the form attached hereto as Exhibit B

ANNEX II

COMPANY ADDITIONAL WRITTEN COMMUNICATION

Electronic (Netroadshow) road show of the Company relating to the offering of the Notes dated August 12, 2020.